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Exhibit 21.1

SUBSIDIARIES OF EQUIFAX INC.

Registrant—Equifax Inc. (a Georgia corporation)

        The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of January 1, 2008 (all of which are included in the consolidated financial statements), except as noted in the footnotes below:

Name of Subsidiary	State or Country of Incorporation
3032423 Nova Scotia Company(8)(10)	Nova Scotia
3651754 Canada Inc.(9)	Canada
Acrofax Inc.(11)	Quebec
Alphafax Properties Limited Partnership	Georgia
Austin Consolidated Holdings, Inc.	Texas
Clearing de Informes S.A.(6)	Uruguay
Compliance Data Center LLC(1)	Georgia
Computer Ventures, Inc.(1)	Delaware
Credit Bureau Services, Inc.(1)	Washington
Equifax Americas B.V.(11)	The Netherlands
Equifax de Chile S.A.(7)	Chile
Equifax Canada Inc.(11)	Canada
Equifax Capital Management, Inc.(1)	Georgia
Equifax Commercial Services Ltd.(4)	Ireland
Equifax Consumer Services LLC(13)	Georgia
Equifax Database Services, Inc.	Delaware
Equifax Decision Systems, B.V.(4)	The Netherlands
Equifax Direct Marketing Solutions LLC(13)	Georgia
Equifax do Brasil Holdings Ltda.(6)(17)	Brazil
Equifax do Brasil Ltda.(16)(17)	Brazil
Equifax Enabling Technologies LLC(13)	Louisiana
Equifax Europe LLC	Georgia
Equifax Finance (1), Inc.(1)	Georgia
Equifax Finance (2), Inc.(1)	Georgia
Equifax Financial Services(9)(12)	Ontario
Equifax Holdings Ltd.(21)	Mauritius
Equifax Information Services LLC	Georgia
Equifax Information Services of Puerto Rico, Inc.	Georgia
Equifax Information Technology LLC	Georgia
Equifax Investment (South America) LLC(6)	Georgia
Equifax Luxembourg (No. 2) S.À R.L.	Luxembourg
Equifax Luxembourg S.À R.L.	Luxembourg
Equifax Marketing Solutions, Inc.(1)	Florida
Equifax Mexico B.V.(20)	The Netherlands
Equifax Plc(4)	England
Equifax Real Estate Mortgage Solutions, LLC(1)	Georgia
Equifax Receivables Finance LLC(15)	Delaware
Equifax Secure Ltd.(18)	United Kingdom
Equifax Settlement Services Holding LLC(1)	Georgia
Equifax South America LLC(11)	Georgia
Equifax Technology Solutions LLC	Georgia
Equifax Ventures, Inc.	Georgia

Inversiones Equifax de Chile S.A.(6)	Chile
Jon-Jay Associates, Inc.(19)	Massachusetts
Light Signatures, Inc.	California
Management Insight Incentives, LLC(2)	Missouri
NAV Acquisition Inc.(14)	Georgia
Net Profit, Inc.(2)	South Carolina
New Management Services LLC(1)	Delaware
Opt-Out Services LLC(1)	Delaware
Performance Assessment Network, Inc.(2)	Delaware
Propago S.A.(7)	Chile
Scout Software Systems Private Limited(22)	India
Soluciones Veraz Asnef Equifax, S.L.	Spain
TBT Enterprises, Incorporated(2)	Maryland
TALX Confirmation Direct, Inc.(2)	Missouri
TALX Corporation	Missouri
TALX Employer Services, LLC(2)	Missouri
TALX Fastime Services, Inc.(2)	Texas
TALX Tax Credits and Incentives, LLC(2)	Missouri
TALX Tax Incentive Services, LLC(19)	Missouri
TALX UCM Services, Inc.(2)	Missiori
The Infocheck Group Ltd.(5)	England
UI Advantage, Inc.(2)	Maryland
Unemployment Services, LLC(19)	Missouri
Verdad Informatica de Costa Rica, S.A.(3)	Costa Rica

NOTES:

Registrant's subsidiary Equifax Europe LLC owns 85% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 95% of the stock of Soluciones Veraz Asnef Equifax, S.L.; 100% of the stock of Dicodi, S.A. (Spain); 100% of the stock of Informacion Tecnica Del Credito S.L. (Spain); and 50% of the stock of Credinformacoes Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems, B.V. which owns 25%.

Registrant's subsidiary Equifax South America LLC owns 79% of the stock of Organizacion Veraz, S.A. (Argentina).

Registrant's subsidiary Equifax South America LLC owns 100% of the stock of Inversiones Equifax de Chile S.A. which owns 100% of the stock of Equifax Chile S.A. which owns 25% of the stock of Credit Burode Informacion Crediticia (Ecuador), and owns 49% of the stock of Dicom of CentroAmerica (El Salvador), along with Equifax South America LLC, which owns 2%, and 16% of the stock of Equifax Peru S.A. (f/k/a InfoCorp S.A.), along with Equifax Chile S.A. which owns 35%. Dicom of CentroAmerica (El Salvador) owns 100% of Infocom Honduras S.A. de C.V. (Honduras).

Registrant's subsidiary Equifax Information Services LLC owns 40% of FT/E Mortgage Solutions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC (Georgia), which owns 59.4% of Total Credit Services, L.P. (Delaware), along with FT/E Mortgage Solutions, LLC, which owns 1%.

Registrant's subsidiary Equifax Information Services LLC owns 25% of Online Data Exchange LLC (Delaware), 33% of Central Source LLC (Delaware), and 100% of Equifax Settlement Services Holding LLC (Georgia), and 50% of Equifax Settlement Services, LLC (Pennsylvania), which owns 100% of Equifax Settlement Services of Alabama, LLC (Alabama).

Registrant's subsidiary Equifax Information Services LLC owns a 33% interest in VantageScore Solutions, LLC (Delaware).

(1)
Subsidiary of Equifax Information Services LLC

(2)
Subsidiary of TALX Corporation

(3)
Subsidiary of Equifax Direct Marketing Solutions LLC

(4)
Subsidiary of Equifax Luxembourg S.À R.L.

(5)
Subsidiary of Equifax Plc

(6)
Subsidiary of Equifax South America LLC

(7)
Subsidiary of Inversiones Equifax de Chile S.A.

(8)
Subsidiary of Equifax Finance (1), Inc.

(9)
Subsidiary of 3032423 Nova Scotia Company

(10)
Subsidiary of Equifax Finance (2), Inc.

(11)
Subsidiary of Equifax Information Services of Puerto Rico, Inc.

(12)
Subsidiary of 3651754 Canada Inc.

(13)
Subsidiary of Equifax Database Services, Inc.

(14)
Subsidiary of Equifax Marketing Solutions, Inc.

(15)
Subsidiary of Equifax Capital Management, Inc.

(16)
Subsidiary of Equifax do Brazil Holdings Ltd.

(17)
Subsidiary of Equifax Investment (South America) LLC

(18)
Subsidiary of Equifax Capital Management, Inc.

(19)
Subsidiary of TALX UCM Services, Inc.

(20)
Subsidiary of Equifax Americas, B.V.

(21)
Subsidiary of Equifax Decision Systems, B.V.

(22)
Subsidiary of Equifax Holdings Ltd.

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  Exhibit 21.1
SUBSIDIARIES OF EQUIFAX INC.